UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2010
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of Principal Executive Offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Starbucks Corporation (the “Company”) held on March 24, 2010, the shareholders elected each of the Company’s nominees for director to serve for terms of one year and until their successors are elected and qualified. Shareholders also ratified the Audit and Compliance Committee’s selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2010. The shareholders did not approve the shareholder proposal regarding a recycling strategy for beverage containers.
The table below shows the voting results:

				Broker
	For	Against	Abstentions	Non-Votes
Election of Directors
Howard Schultz	506,390,433	13,954,104	394,583	110,697,266
Barbara Bass	510,613,421	9,620,207	505,494	110,697,264
William W. Bradley	512,699,508	7,525,555	514,058	110,697,265
Mellody Hobson	515,893,555	4,317,223	528,342	110,697,266
Kevin R. Johnson	516,161,102	4,043,854	534,166	110,697,264
Olden Lee	513,228,206	6,971,115	539,800	110,697,265
Sheryl Sandberg	500,417,800	19,787,055	534,266	110,697,265
James G. Shennan, Jr.	511,033,521	9,154,669	550,931	110,697,265
Javier G. Teruel	497,545,494	22,649,954	543,673	110,697,265
Myron E. Ullman, III	515,340,114	4,836,067	562,941	110,697,264
Craig E. Weatherup	512,313,199	7,892,633	533,289	110,697,265
Ratification of independent registered public accounting firm	625,101,373	5,537,787	797,226
Shareholder proposal regarding recycling strategy for beverage containers	42,005,166	332,670,649	146,063,306	110,697,265

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION
Dated: March 29, 2010
	By:	/s/ Troy Alstead
Troy Alstead
executive vice president, chief financial officer and chief administrative officer